FIFTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fifth amendment (the “Amendment”) to the ETF Distribution Agreement effective as of May 31, 2017 as novated (the “Agreement”), by and between Victory Portfolios II (“Fund Company”), and Foreside Fund Services, LLC (“Distributor”), is entered into as of October 27, 2020 (the “Effective Date”).

            WHEREAS, Fund Company and Distributor (the “Parties”) desire to amend the Agreement to revise Exhibit A to the Agreement by updating the fund list to change one fund name from “VictoryShares Defend America ETF” to “VictoryShares Protect America ETF”; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.	Exhibit A to the Agreement is deleted in its entirety and replaced with the Exhibit A attached hereto.
3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORESIDE FUND SERVICES, LLC         VICTORY PORTFOLIOS II

By:     /s/ Mark A. Fairbanks                    By: /s/ Christopher K. Dyer

    Mark A. Fairbanks, Vice President                           Christopher K. Dyer, President

EXHIBIT A

to the

ETF DISTRIBUTION AGREEEMENT

between

VICTORY PORTFOLIOS II

and

FORESIDE FUND SERVICES, LLC

Novated on May 31, 2017

Fund List

VictoryShares Developed Enhanced Volatility Wtd ETF
VictoryShares Dividend Accelerator ETF
VictoryShares Emerging Market High Div Volatility Wtd ETF
VictoryShares Emerging Market Volatility Wtd ETF
VictoryShares Global Multi-Factor Minimum Volatility ETF*
VictoryShares International High Div Volatility Wtd ETF
VictoryShares International Multi-Factor Minimum Volatility ETF*
VictoryShares International Volatility Wtd ETF
VictoryShares US 500 Enhanced Volatility Wtd ETF
VictoryShares US 500 Volatility Wtd ETF
VictoryShares US Discovery Enhanced Volatility Wtd ETF
VictoryShares US EQ Income Enhanced Volatility Wtd ETF
VictoryShares US Large Cap High Div Volatility Wtd ETF
VictoryShares US Multi-Factor Minimum Volatility ETF
VictoryShares US Small Cap High Div Volatility Wtd ETF
VictoryShares US Small Cap Volatility Wtd ETF
VictoryShares USAA MSCI USA Value Momentum ETF
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF
VictoryShares USAA MSCI International Value Momentum ETF
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF
VictoryShares USAA Core Short-Term Bond ETF
VictoryShares USAA Core Intermediate-Term Bond ETF VictoryShares Nasdaq Next 50 ETF VictoryShares Top Veteran Employers ETF* VictoryShares Protect America ETF*

Current as of October 27, 2020

*Pending Launch